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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                           --------------------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): December 1, 2008
                           --------------------------

                      INTEGRATED HEALTHCARE HOLDINGS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                           --------------------------

            NEVADA                                               87-0573331
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

                                     0-23511
                            (Commission File Number)

                            1301 NORTH TUSTIN AVENUE
                           SANTA ANA, CALIFORNIA 92705
               (Address of Principal Executive Offices) (Zip Code)

                                 (714) 953-3503
                (Registrant's telephone number, including area code)

          (Former Name or Former Address, if Changed Since Last Report)
                           --------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

          Integrated Healthcare Holdings, Inc. (the "Company") entered into a Full and Final Settlement and Mutual Release Agreement (the "Settlement Agreement") with Ajay Meka, M.D., a director of the Company, and Salman Naqvi, M.D., a former director of the Company, which became effective on December 1, 2008. The Settlement Agreement relates to a lawsuit filed by the Company against three directors and other parties, alleging that the defendants breached their fiduciary duties to the Company.

         The Settlement Agreement is furnished as an exhibit to this Report. The exhibits referenced in the Settlement Agreement are filed with the Superior Court of the State of California, County of Orange, Central Justice Center, Case No. 07CC05895 (consolidated with Case No. 07CC06017).

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

         Effective December 1, 2008, the Company appointed Kenneth K. Westbrook, 58, to serve as President and Chief Executive Officer of the Company, to replace Bruce Mogel who had previously agreed to resign from these positions. Mr. Westbrook was also appointed a director of the Company on December 2, 2008.

         Mr. Westbrook previously served as President and Director of Aperture Health, Inc. since July 2006 and previously as Chief Executive Officer of CareMore Medical Enterprises prior to its sale to JPMorgan Partners in March 2006. He also served at Tenet Healthcare from 1997 to 2004, where he was the senior vice president of operations responsible for up to 16 acute care hospitals in the Southwest United States. In 1996, he was the senior vice president of operations for over a third of OrNda Healthcorp's hospitals. From 1988 to 1995 he served as the chief operating officer for HCA Healthcare Corporation's Pacific Division as well as the CEO for four other California community hospitals. Mr. Westbrook has an MBA from University of Redlands and was honored with a Legacy of Life Award from the American Heart Association.

         Mr. Westbrook continues to serve as a director of Aperture Health, Inc., a public reporting company.

         On December 2, 2008, the Company entered into an Employment Agreement with Mr. Westbrook containing the following principal terms:

         o        Mr. Westbrook will receive a base salary of $500,000 per year;

         o The Board of Directors will determine in its discretion the amount of bonus to be paid to Mr. Westbrook with 120 days after the end of each Company fiscal year (March 31);

         o Mr. Westbrook was granted an option to purchase 2,000,000 shares of the Company's common stock at $0.01 per share. One-third of the shares subject to the option were immediately vested, and the remaining options vest 1/12 on each fiscal quarter-end beginning March 31, 2009;

         o Mr. Westbrook will receive an automobile and insurance allowance in the amount of $1,500 per month;

         o Mr. Westbrook will receive medical, dental, vision and/or other health insurance in the same manner and scope as the Company's similarly situated senior employees;

         o Mr. Westbrook will be entitled to four weeks of paid vacation per twelve consecutive months of employment;

         o Mr. Westbrook will receive reimbursement for reasonable business expenses, including the use of a cellular telephone, and is entitled to other employee benefits provided by the Company to the Company's similarly situated senior employees;

         o Under certain circumstances, upon termination Mr. Westbrook will be entitled to a 12 month severance package.

         The Employment Agreement is furnished as an exhibit to this Report. The preceding description of the agreement should be read in conjunction with the exhibit filed herewith.

         There were no transactions, since the beginning of the Company's last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000 in which Mr. Westbrook had or will have a direct or indirect material interest.

         Other than as set forth above, there is no material plan, contract or arrangement to which Mr. Westbrook is a party or in which he participates that was entered into, or material amendment, in connection with his appointment as an officer or director or any grant or award to him or modification thereto, under any plan, contract or arrangement.

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ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

         (d)      Exhibits

                                   DESCRIPTION
EXHIBIT
NUMBER

99.1 Full and Final Settlement and Mutual Release Agreement, effective as of December 1, 2008, by and between the Registrant and Ajay Meka, M.D. and Salman Naqvi, M.D., aka Syed Naqvi, M.D.

99.2 Employment Agreement, dated as of December 1, 2008, by and between the Registrant and Mr. Kenneth K. Westbrook.

99.3 Press Release, dated December 2, 2008, announcing the appointment of Mr. Kenneth K. Westbrook as
          President and Chief Executive Officer of the Registrant.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  December 4, 2008

                                   INTEGRATED HEALTHCARE HOLDINGS, INC.

                                   By: /s/ Steven R. Blake
                                       -----------------------------------------
                                       Name: Steven R. Blake
                                       Title: Chief Financial Officer





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